SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC  20549
                             ___________________

                                  FORM 8-K
                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES EXCHANGE ACT OF 1934
      Date of Report (Date of earliest event reported): August 24, 2000
                           THE ADVEST GROUP, INC.
             (Exact Name of Registrant as specified in charter)


          DELAWARE                1-8408          06-0950444

(State or Other jurisdiction   (Commission      (IRS employer
      of incorporation)        file number)   identification no.)

   90 STATE HOUSE SQUARE, HARTFORD CT                 06070

(Address of principal executive offices)            (Zip code)


   Registrant's telephone number, including area code:  (860) 509-1000


                                 NO CHANGE
       (Former name or former address, if changed since last report)




                              Page 1 of 9 pages
                           Exhibit Index on Page 3

Item 5.  Other Events.

On August 24, 2000, the Registrant and The MONY Group, Inc. ("MONY") announced that they have signed a definitive agreement for MONY to acquire the Registrant in an stock-and-cash transaction. The News Release filed as an exhibit to this Form 8-K Current Report contains information about the transaction and conditions to its completion.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.


(c)Exhibits:
NUMBER       EXHIBIT                                    PAGE NO.
99       News Release dated August 24, 2000 concerning    4
         agreement for The MONY Group, Inc. to
         acquire the Registrant

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              THE ADVEST GROUP, INC.
                                              By: /S/ GRANT W. KURTZ
                                                  Grant W. Kurtz
                                                  President and
                                                  Chief Executive Officer

Date: August 24, 2000

                                EXHIBIT INDEX


NUMBEREXHIBIT                                                            PAGE
                                                                         NO.

99     News Release dated August 24, 2000 concerning agreement for The   4
       MONY Group, Inc. to acquire the Registrant

     Advest to Join The MONY Group, as Firms Sign Acquisition Agreement

NEW YORK -- August 24, 2000 -- The MONY Group Inc. (NYSE:MNY) and The Advest Group, Inc. (NYSE:ADV) announced today that they have signed a definitive agreement for MONY to acquire Advest in a stock-and-cash transaction.

The definitive agreement provides that the purchase price to be paid to Advest shareholders will be fixed five days prior to the transaction closing date using the 10-day average closing price of MONY's shares at that time. If, for example, the 10-day average closing price of MONY's shares is $35 at that time, Advest holders would receive $31 per share or a total of approximately $275 million based on Advest's outstanding common shares. Advest stockholders may elect to receive the final purchase price in cash, shares of MONY common stock, or a combination of cash and MONY shares. These elections will then be adjusted on a pro rata basis to produce an aggregate purchase price consisting of 49.9% cash and 50.1% MONY common stock. The transaction is expected to be treated as a tax-free reorganization.
The transaction brings to MONY a highly productive retail network of more than 500 Advest financial advisors who offer a range of financial planning, brokerage, insurance, trust and asset management services to their high-income and high net worth clients in 15 states and Washington, D.C. At June 30, 2000, Advest's client assets totaled approximately $30 billion. The firm also offers investment advisory and management services through its Boston Advisors subsidiary, as well as fixed income and equity capital markets services to clients in selected markets.

"The combination of Advest with MONY represents an important step forward for our companies and is compelling from strategic, operating and financial perspectives," said Michael I. Roth, The MONY Group's chairman and CEO.

"It brings together two firms with a shared vision and approach to achieving sustainable competitive advantage in the financial services marketplace. It broadens both companies' product portfolios, as well as our ability to distribute those offerings to current and potential clients. It enhances our ability to build shareholder value by growing revenues, more efficiently managing resources, improving operating earnings and increasing our return on equity, " Mr. Roth said.

Grant W. Kurtz, CEO of Advest commented, "We are very excited that our firm will be joining The MONY Group. MONY's financial strength and technological resources will significantly enhance opportunities to build our brand, grow our network, attract more customers, and better serve our existing clients. By joining forces with MONY, we are taking an important step forward in our goal of becoming the investment firm of choice for the markets we serve."

Upon completion of the acquisition, Advest will continue to keep its headquarters in Hartford, CT, operating under its own brand name and management structure, with Mr. Kurtz reporting to Mr. Roth. A $60 million retention plan has been formed for key Advest financial advisors. In addition, MONY will retire Advest's existing stock options, which at an assumed price of $31 per share for Advest's common stock, will result in a pre-tax payment of approximately $16 million.

The transaction will be accounted for using the purchase accounting method. MONY anticipates that the transaction will be accretive on a cash basis in 2001, the first full year after it closes. MONY also believes that, with the amortization of goodwill required under the purchase accounting method, the acquisition will be accretive on a GAAP reporting basis in 2002.

MONY expects to issue approximately 3.9 million shares of common stock, in connection with the acquisition. The cash consideration to be received by Advest shareholders will initially be financed via short-term debt; the company expects to replace this acquisition facility with permanent financing within one year.

"The revenue and earnings growth momentum we expect to realize through this transaction will play an important part in helping us to reach our key goal: achieving a 10% return on equity." said Mr. Roth. "At the same time, we continue to enjoy significant excess capital and financial flexibility. We remain focused on deploying our financial resources in order to further build value for our shareholders."

In connection with the transaction, Advest has granted MONY a stock option to acquire up to 19.9% of the shares of common stock of Advest under certain circumstances. Advest is also obligated to pay MONY a fee of $10.0 million, if the agreement is terminated under certain circumstances. In addition, holders of approximately 20% of Advest's outstanding common stock have entered into an agreement with MONY under which such holders have agreed, among other things, to vote, or cause their shares to be voted, in favor of the transaction.

Completion of the acquisition is subject to normal closing conditions, including approval by Advest's shareholders and various regulatory approvals. The companies expect the closing to occur in the calendar fourth quarter, 2000.

Donaldson, Lufkin & Jenrette served as financial advisor to The MONY Group Inc. and Goldman, Sachs & Co. served as financial advisor to The Advest Group, Inc. in connection with the transaction.

About The Advest Group, Inc.
The Advest Group, Inc. is a diversified financial services company listed on the New York Stock Exchange under the symbol ADV. Advest, Inc., its principal subsidiary, provides brokerage, trading, investment banking and asset management services to retail and institutional investors through 90 sales offices in 15 states and Washington, DC. Advest Bank and Trust provides trust services primarily through Advest, Inc.'s branch network.

About The MONY Group Inc.
The MONY Group Inc. (NYSE: MNY) is the holding company for the member companies of The MONY Group, which provide financial protection and asset
accumulation products and services.   Member companies include MONY Life
Insurance Company, founded in 1842 as The Mutual Life Insurance Company of New York; MONY Life Insurance Company of America; U.S. Financial Life Insurance Company; Enterprise Capital Management, Inc.; MONY Securities Corporation; and Trusted Securities Advisors Corp.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements with respect to the anticipated effects of the transaction. Actual results of the transaction could be significantly different. Factors that could affect results include those set forth in the Securities and Exchange Commission filings of Advest and MONY. Although forward-looking statements help to provide complete information about future prospects, readers should keep in mind that forward-looking statements are much less reliable than historical information.

ADDITIONAL INFORMATION AND WHERE TO FIND IT:
Advest plans to file a Registration Statement on SEC Form S-4 containing a proxy statement/prospectus and other relevant documents with the SEC. Before making any voting or investment decisions, investors and security holders are urged to carefully read the proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC because they will contain important information about MONY, Advest, the transaction and related matters. Investors and security holders will be able to obtain free copies of these documents and other documents filed with the SEC through the web site maintained by the SEC at http://www.sec.gov.

Both companies' shares are traded on the New York Stock Exchange (ticker symbols ADV and MNY). Both companies file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements and other information filed by the companies at the SEC public reference rooms at 450 Fifth St., N.W., Washington, D.C. 20549 or at the SEC's other public reference rooms in New York and Chicago.

Advest, its directors, executive officers and certain members of management and employees may be soliciting proxies from Advest stockholders in favor of the approval of the merger agreement. A description of any interests, direct or indirect, that Advest's directors and executive officers have in the transaction will be included in the proxy statement/prospectus.

                                    # # #

                The MONY Group Inc. / The Advest, Group Inc.
                         Acquisition Fact Sheet / 1
Companies At-a-glance

                     MONY                    ADVEST
                     ----                    ------
Founded:               1842                         1898

Headquarters:          1740 Broadway                90 State House Square
                       New York, NY                 Hartford, CT

Employees:             2,430                        1,780

Chairman and CEO:      Michael I. Roth              Allen Weintraub, Chairman
                                                    Grant W. Kurtz, CEO

Public company since:  1998                         1980

Shares outstanding:    47 million                   8.9 million

Areas of operation:    U.S.: National               U.S.: National
                       Latin America

Principal businesses:  Financial Protection         Private Client Group (financial
                       (variable universal,         planning, brokerage, banking,
                        universal,whole and         insurance, trust and investment
                        term life)                  management services) to
                                                    individual clients
                       Asset Accumulation
                       (variable annuities and      Capital Markets Group (fixed
                       Enterprise mutual funds)     income and equity capital
                                                    markets services to
                                                    institutions in select markets)

                                                    Boston Advisors asset management
                                                    services

Key distribution
 channels:             2,245 career agents          500 plus financial advisors
                       435 broker-dealers*
                       236 brokerage general
                           agencies*
                       350 accountants/CPAs
                       58 COLI brokers*

No. of sales offices:  54                           90 retail brokerage offices

Principal operating
 subsidiaries:         MONY Life Insurance Company  Advest, Inc. (broker-dealer)
                       MONY Life Insurance Co. of   Advest Bank and Trust Company
                            America                 Boston Advisors
                       Enterprise Capital Management
                       US Financial Life Insurance
                          Company
                       Trusted Securities Advisors
                          Corp.

                   The MONY Group Inc. / Advest Group Inc.
                         Acquisition Fact Sheet / 2

Strategic Business Rationale
The transaction brings together two firms that share:

- A commitment to advice-based, professional distribution systems as a means of building competitive advantage
- History of professionalism and integrity in the marketplace
- Sharp focus on higher-income markets who need and value advice for investment, retirement, estate and financial planning

Growth Opportunities
- Provides Advest with greater financial strength and technological resources to build its customer base and Private Client Group network
- Broadens Advest Private Client Group product portfolio to include quality portfolio of risk management products and enhances MONY's distribution of its insurance, annuity and Enterprise mutual fund products
- Broadens MONY career agent product portfolio to include investment products and services from Advest and enhances Advest's ability to distribute its asset management, investment banking and trust services

Transaction Details
- Purchase price will be fixed five days prior to the transaction closing date using the 10-day average closing price of MONY's shares at that time.
- Assuming an average price of $35.00 per share for MONY's common stock, Advest shareholders would receive $31 per share and the aggregate value of the transaction would be about $275 million.

                            Then the Implied Price Per Share
  If the Average Price Is      of Company Common Stock is

         $24.50                         $27.71
          28.00                          29.45
          31.50                          29.45
          35.00                          31.00
          38.50                          32.55
          42.00                          32.55
          45.50                          33.97

- Advest stockholders may elect to receive the final purchase price in cash, shares of MONY common stock, or a combination of cash and MONY shares. These elections will then be adjusted on a pro rata basis to produce an aggregate purchase price consisting of 49.9% cash and 50.1% MONY common stock.



Financing
- MNY will issue approximately 3.9 million shares to pay for stock consideration ADV holders will receive
- Cash to be financed via debt

Financial Impact
- Accretive to MONY's earnings and ROE in 2001 (excluding goodwill); accretive in 2002 on a GAAP reporting basis


* indicates third party selling agreements